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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Incentive Plan and the Employee Stock Purchase Plan of Silicon Laboratories Inc. of our report dated January 17, 2001, with respect to the consolidated financial statements of Silicon Laboratories Inc. included in its Annual Report (Form 10-K) for the year ended December 30, 2000, filed with the Securities and Exchange Commission.


                                     /s/ ERNST & YOUNG LLP



Austin, Texas
May 9, 2001